UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Fossil, Inc. (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”) on May 25, 2011, to (i) elect nine directors to the Company’s Board of Directors to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), (iii) hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years (“Proposal 3”), and (v) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Proposal 4”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 15, 2011, the relevant portions of which are incorporated herein by reference.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Withheld or Cast Against	Abstain	Broker Non-Votes
Proposal 1
Elaine Agather	55,872,577	1,642,962	—	2,086,859
Jeffrey N. Boyer	56,761,830	753,709	—	2,086,859
Kosta N. Kartsotis	57,007,784	507,755	—	2,086,859
Elysia Holt Ragusa	57,510,763	4,776	—	2,086,859
Jal S. Shroff	57,256,169	259,370	—	2,086,859
James E. Skinner	56,757,528	758,011	—	2,086,859
Michael Steinberg	57,152,323	363,216	—	2,086,859
Donald J. Stone	57,152,111	363,428	—	2,086,859
James M. Zimmerman	57,510,927	4,612	—	2,086,859

Proposal 2	54,871,829	60,945	2,582,765	2,086,859

Proposal 4	57,567,434	2,019,163	15,801	—

	1 Year	2 Years	3 Years	Abstain
Proposal 3	33,354,025	334,592	21,246,647	2,580,275

Based on the results of the advisory vote on the frequency of the advisory vote on executive compensation, the Company’s Board of Directors has determined that the Company will hold its advisory vote on executive compensation every year until the next advisory vote on the frequency of the advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 27, 2011

FOSSIL, INC.

		By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

3